SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 22, 1997



                               Golf Ventures, Inc.
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              Exact name of registrant as specified in its charter



        Utah                                0-21337               87-0403864
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 State or other jurisdiction           Commission           IRS Employer ID#
  of incorporation



             345 North 2450 East, Suite 125, St. George, Utah 84790
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               Address and zip code of principal executive offices



                                  801-628-8142
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                          Registrant's telephone number



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Item 9.  Sales of Equities Securities Pursuant to Regulation S

         On August 22, 1997, the Board of Directors of the Registrant authorized the issuance of 28,340 shares of its Series B Preferred Stock to Miltex Industries, Inc., ("Miltex"), a Switzerland corporation. The foregoing shares of Series B Preferred Stock were issued in satisfaction of $141,700 in accrued interest owed to Miltex on outstanding indebtedness by the Registrant to that entity. Such shares were issued pursuant to the exemption from registration under Section 5 of the Securities Act of 1933, as amended, afforded by Rule 903 promulgated under such Act. No underwriters were involved in the issuance of the referenced Series B Preferred Stock by the Registrant.

         The terms of the Series B Preferred Stock provide that each share of Series B Preferred Stock is convertible into the common stock of the Registrant at an exchange price of 40% of the lowest bid price of the common stock reflected on the NASD Electronic Bulletin Board at any time during the 18 months preceding the exercise of the conversion option. For illustration purposes only, if the Series B Preferred shares issued on August 22, 1997, were to be converted at this time, such shares would be converted into 301,489 shares of common stock, based upon a low bid during the relevant period of $1.18.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GOLF VENTURES, INC.


                                            /s/ Duane H. Marchant
                                            ----------------------------
                                            Duane H. Marchant, President


DATED:  September 8, 1997